UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 7, 2020

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

(205) 625-3574
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01. Regulation FD Disclosure.

On April 7, 2020, Otelco Inc. issued a press release announcing that it will issue its results of operations for the first quarter of 2020, after the market closes on May 4, 2020, and hold a conference call to discuss the results of operations on May 5, 2020, at 11:30 a.m. EDT. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

     Otelco Inc. (the “Company”) is filing this Current Report on Form 8-K to furnish a press release issued by the Company announcing the schedule for its first quarter 2020 earnings release and providing an operational update regarding the Company’s response to the impacts that coronavirus (COVID-19) has had on the Company and its stakeholders.

    The Company is monitoring developments related to COVID-19 and continues to take steps intended to ensure the availability of its critical voice and data services, promote the safety and security of its employees and customers and support the communities in which it operates. These measures include, among other things, providing alternative working arrangements for its office-based employees, developing alternative installation and repair services that avoid technicians entering the customer’s premises when appropriate, providing support for our customers who have been affected by the coronavirus on payment strategies that avoid discontinuance of voice and data services during this challenging period, and closing certain of our local public offices.

    Today, the Company continues to install and maintain customer service within normal service intervals. This is, however, a rapidly evolving situation, and we cannot predict the extent or duration of the outbreak, the effects of it on the global, national or local economy, or its effects on our financial condition, results of operations and cash flows. We will continue to monitor developments affecting our employees, customers, suppliers and operations and take additional steps to address the spread of COVID-19 and its impacts, as necessary. While the Company expects to take advantage of new federal and state legislation that provides benefits to affected employees and businesses, the impact of such programs on its cash flows cannot be predicted at this time.

     A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Dated April 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc.
(Registrant)

Date: April 7, 2020	By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer